EXHIBIT 3.2

TUCOWS INC.

(a Pennsylvania corporation)

SECOND AMENDED AND RESTATED

BYLAWS

As amended and restated effective __________, 2006

SECOND AMENDED AND RESTATED BYLAWS

OF

TUCOWS INC.

ARTICLE I
MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS.

Meetings of the shareholders shall be held at such geographic location within or without the Commonwealth of Pennsylvania as shall be designated by the Board of Directors or the person or persons calling the meeting. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.

SECTION 2. ANNUAL MEETINGS.

The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

SECTION 3. SPECIAL MEETINGS.

Except as otherwise required by law, special meetings of shareholders may be called, at any time, only by the Chief Executive Officer, the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

SECTION 4. NOTICE OF MEETINGS.

(a)  General. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (i) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, conversion, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (ii) five days prior to the day named for the meeting in any other case. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b) Waiver of Notice. Whenever written notice is required to be given, a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 5. RECORD DATE.

(a)  Fixing Record Date. In order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date on which the Board of Directors so acts and which, except in the case of an adjourned meeting, shall not be more than 90 days prior to the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Determination When a Record Date is Not Fixed. If a record date is not fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(c)  Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

SECTION 6. VOTING LISTS.

The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list, the Corporation may make the information therein available at the meeting by any other means.

SECTION 7. QUORUM; ADJOURNMENTS.

A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct. Those shareholders entitled to vote who attend a meeting called for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

SECTION 8. ORGANIZATION.

Every meeting of the shareholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman of the Board is not present (or, if there is none), one of the following persons in the order stated:  (i) the Chief Executive Officer, if one has been appointed; (ii) the President; (iii) a Vice President; (iv) if none of the individuals named in clauses (i), (ii) or (iii) is present, such person who may have been chosen by the Board of Directors; or (v) if no individual named in clause (iv) is present, a chairman to be chosen by the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or such other person as may be appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

SECTION 9. USE OF CONFERENCE TECHNOLOGY OR OTHER ELECTRONIC TECHNOLOGY.

To the extent so determined by resolution of the Board of Directors, the presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of the Pennsylvania Business Corporation Law, the Articles of Incorporation and these Second Amended and Restated Bylaws.

SECTION 10. VOTING RIGHTS OF SHAREHOLDERS.

Except as otherwise provided in the Articles of Incorporation or by law, every shareholder of record shall be entitled to one vote for every share standing in such shareholder’s name on the books of the Corporation. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy.

SECTION 11. ACTION BY SHAREHOLDERS.

Except as otherwise provided in the Pennsylvania Business Corporation Law or the Articles of Incorporation or these Second Amended and Restated Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class. Voting by the shareholders for the election of directors, or on any other matter, may but need not be by written ballot. The shareholders of the Corporation shall not be entitled to take any action by unanimous written consent or partial written consent in lieu of a meeting.

SECTION 12. NOTICE OF SHAREHOLDER BUSINESS; NOMINATIONS.

(a)  Annual Meetings of Shareholders.

(i)            Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders shall be made at an annual meeting of shareholders:

(A)               pursuant to the Corporation’s notice of such meeting;

(B)               by or at the direction of the Board of Directors; or

(C)               by any shareholder of the Corporation who was a shareholder of record at the time of the giving of the notice provided for in this Section 12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12.

(ii)        For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of subparagraph (a)(i) of this Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation:

(A)               if the date of the annual meeting is not more than 30 days before and not more than 30 days after the first anniversary of the preceding year’s annual meeting, then not earlier than the close of business on the 90th day, and not later than the close of business on the 60th day, prior to the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; and

(B)               if the date of the annual meeting is more than 30 days before or more than 30 days after the first anniversary of the preceding year’s annual meeting, then not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made by the Corporation.

(iii)       The shareholder’s notice described in subparagraph (a)(ii) of this Section 12 shall set forth:

(A)               as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)               as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)               as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)       the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; and

(2)       the class and number of shares of the Corporation that are owned beneficially and held of record by such shareholder and such beneficial owner.

(b)          Special Meetings of Shareholders.

(i)          Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting.

(ii)        Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting:

(A)               by or at the direction of the Board of Directors; or

(B)               provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12.

(iii)       If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, then any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by subparagraph (a)(ii) of this Section 12 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation:

(A)               not earlier than the 90th day prior to such special meeting; and

(B)               not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c)           General.

(i)           Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law or these Second Amended and Restated Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii)          For purposes of this Section 12, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii)         Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 13. JUDGES OF ELECTION

In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

ARTICLE II

DIRECTORS

SECTION 1. POWERS OF DIRECTORS.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Articles of Incorporation or these Second Amended and Restated Bylaws directed to be exercised or performed by the shareholders.

SECTION 2. NUMBER, ELECTION AND TERM OF OFFICE.

The total number of members of the Board of Directors shall be not less than three nor more than nine, as determined from time to time by the Board of Directors. Directors need not be shareholders of the Corporation. The directors shall be elected by the shareholders at the annual meeting or at any special meeting called for such purpose. Except as otherwise required by law, each director shall hold office until the next annual meeting of the shareholders and until his or her successor has been duly selected and qualified or until his or her earlier death, resignation or removal.

SECTION 3. RESIGNATION; REMOVAL; VACANCIES.

(a)           Resignation. Any director may resign at any time upon written notice to the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery of such written notice to the Corporation.

(b)          Removal. The entire Board of Directors or any individual director may be removed from office without assigning any cause by vote of the shareholders entitled to vote thereon. In case the Board of Directors or any one or more directors are so removed, new directors may be elected at the same meeting. The Board of Directors may declare vacant the office of a director if said director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or (iii) if within 60 days after notice of his or her election, said director does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfilling such other requirements of qualification as these Second Amended and Restated Bylaws or the Articles of Incorporation may provide.

(c)           Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board of Directors though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next annual meeting of the shareholders and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

SECTION 4. MEETINGS OF DIRECTORS.

(a)           Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the Commonwealth of Pennsylvania, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the dates, times and places thereof are fixed by resolution of the Board of Directors.

(b)          Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the Commonwealth of Pennsylvania, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed (which shall be by first class, registered or certified mail), or at least 48 hours before the meeting if such notice is given by e-mail, telephone, hand delivery, overnight or similar courier, telegram, telex, mailgram, facsimile or similar communication method.

(c)           Quorum. Except as otherwise provided by these Second Amended and Restated Bylaws, a majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Every director shall be entitled to one vote.

(d)          Use of Technology. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

(e)           Organization. Meetings of the Board of Directors shall be presided over:  (i) by the Chairman of the Board; (ii) in the absence of the Chairman of the Board, by the President (if a director); and (iii) in the absence or ineligibility of the President, by a chairman chosen at the meeting by a majority of those directors present. The Secretary, or such other person as the chairman of the meeting may appoint, shall act as secretary of the meeting.

SECTION 5. ACTION BY WRITTEN CONSENT.

Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation. Written consents representing actions taken by the Board of Directors or committee may be executed by telex, telecopy, or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

SECTION 6. COMPENSATION OF DIRECTORS.

Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

SECTION 7. LIMITATION ON DIRECTORS’ PERSONAL LIABILITY.

No director of the Corporation shall be personally liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of  his or her office under  15 Pa.C.S. Chapter 17, Subchapter B and the breach or failure to perform the duties of his or her office constitutes self-dealing, willful misconduct or recklessness; provided, however, the foregoing provision shall not eliminate or limit the liability of a director (i) for any responsibility or liability of a director pursuant to any criminal statute, or (ii) for any liability of a director for the payment of taxes pursuant to local, state or federal law. Any amendment or repeal of this Section 7 or adoption of any Bylaw or provision of the Articles of Incorporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior thereto.

ARTICLE III

COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE.

The Board of Directors may by resolution designate one or more directors in addition to the Chairman of the Board to constitute an Executive Committee. The Chairman of the Board shall be a member of the Executive Committee by virtue of his office. The Executive Committee, in the intervals between the meetings of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that the Executive Committee (or any other committee) shall not have any power or authority as to (i) the submission to shareholders of any action requiring approval of the shareholders under the Pennsylvania Business Corporation Law; (ii) the creation or filling of vacancies in the Board of Directors; (iii) the adoption, amendment or repeal of the Second Amended and Restated Bylaws; (iv) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; or (v) action on matters committed by the Second Amended and Restated Bylaws or resolution of the Board of Directors exclusively to another committee of the Board of Directors. A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of the members present at or so participating in any meeting at which a quorum is present shall be the act of the Executive Committee.

SECTION 2. OTHER COMMITTEES.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more other committees, to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such powers and authority as the Board of Directors shall provide in the resolution designating such committee subject to the limits set forth in Section 1 of this Article III.

SECTION 3. DESIGNATION BY COMMITTEES OF ALTERNATE MEMBERS.

In the absence or disqualification of any member of any committee other than the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Alternate members of the Executive Committee shall be designated only by a majority of the whole Board of Directors.

SECTION 4. COMMITTEE PROCEDURE.

The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any committee and may appoint a chairman of the committee who shall be a member thereof and a secretary of the committee who need not be a member thereof. To the extent that the Board of Directors shall not exercise such powers, they may be exercised by the committee, subject always to the power of the Board of Directors to change such action.

SECTION 5. COMMITTEE MEETINGS.

Each committee shall meet at the call of its chairman or any two regular members of such committee upon 24 hours’ written or oral notice to each member of such committee. The presence or telephone participation (or participation by means of other electronic communication) of members (regular or alternate) of any committee equal in number to a majority of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at or so participating in any meeting at which a quorum is present shall be the act of the committee.

SECTION 6. COMMITTEE REPORTS.

At each regular meeting of the Board of Directors, each committee shall report to the Board of Directors the substance of all action taken by such committee since the date of its last report to the Board of Directors. Each report shall be filed with the minutes of the meeting of the Board of Directors to which it is presented, as part of the corporate records.

SECTION 7. TERM OF COMMITTEES.

Each committee of the Board of Directors, and the members thereof, shall serve at the pleasure of the whole Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1. ENUMERATION.

The officers of the Corporation shall consist of executive officers, who shall be appointed by the Board of Directors, and non-executive officers, who may be appointed by the Board of Directors and/or the Chief Executive Officer. The Board of Directors shall choose a Chairman of the Board, a President, a Treasurer and a Secretary and may choose a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and an Executive Vice President or Executive Vice Presidents and such other executive officers and agents as it shall deem necessary or appropriate. All such persons (other than the Treasurer, the Secretary and, in the event that such person is not an employee of the Corporation or one of its subsidiaries, the Vice Chairman) will be executive officers of the Corporation and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. In addition to the executive officers, the Board of Directors and/or the Chief Executive Officer may also appoint or designate such Senior Vice Presidents (if any) and Vice Presidents (if any) in

non-executive officer or non-officer capacities, as the Board of Directors, or the Chief Executive Officer, may from time to time determine. The Chairman of the Board shall be a member of the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. CHAIRMAN OF THE BOARD.

The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and, at his or her discretion, may preside at all meetings of shareholders and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board, by virtue of his or her office, shall be a member of the Executive Committee, if any. In the event of a tie in the voting on any matter brought before the Board of Directors or the Executive Committee at any meeting, the Chairman of the Board shall cast the deciding vote.

SECTION 3. CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer, if any, shall, subject to the control of the Board of Directors, have direct charge of the business and daily affairs of the Corporation. The Chief Executive Officer shall, subject to the direction of the Board of Directors, perform such executive, supervisory and management functions and duties as may be assigned to the Chief Executive Officer from time to time by the Board of Directors or by the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors). He or she may sign and execute, in the name of the Corporation, all authorized deeds, leases, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 4. PRESIDENT.

The President shall perform all duties assigned to him or her from time to time by the Chief Executive Officer or by the Board of Directors and shall have responsibility for overseeing the operations of the Corporation. If requested by the Chief Executive Officer or by the Board of Directors, the President may sign all certificates, documents or other instruments which Section 3 of this Article IV authorizes the Chief Executive Officer to sign. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

SECTION 5. CHIEF FINANCIAL OFFICER AND CHIEF OPERATING OFFICER.

The Chief Financial Officer and the Chief Operating Officer, if any, shall, subject to the direction of the Board of Directors, perform such executive, supervisory and management functions and duties as may be assigned to each of them, respectively, from time to time by the Board of Directors, the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors) or the Chief Executive Officer.

SECTION 6. EXECUTIVE VICE PRESIDENT, SENIOR VICE PRESIDENT AND VICE PRESIDENT.

The Executive Vice President, if any (or in the event that there be more than one, the Executive Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), or, if there is not then an Executive Vice President, the Senior Vice President, if any (or in the event that there be more than one, the Senior Vice Presidents in the order designated, or in the absence of any designation, in the order of their election) or, if there is not then a Senior Vice President, the Vice President, if any (or in the event that there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election) shall, in the absence of, or in the event of the disability of, the President, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

SECTION 7. SECRETARY.

The Secretary shall keep the minutes of the meetings of the shareholders and the Board of Directors and of the Executive Committee, if any, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Second Amended and Restated Bylaws or as required by law; he or she shall be custodian of the records and of the corporate seal or seals of the Corporation; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a Corporation, and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. In the absence or disability of the Secretary, any Assistant Secretary shall perform the duties and may exercise the power of the Secretary.

SECTION 8. TREASURER.

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Chief Executive Officer or the Board of Directors; he or she shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he or she may sign, with the Chief Executive Officer or the Chairman of the Board, certificates of stock of the Corporation; and, in general, he or she shall perform all the duties incident to the office of a treasurer of a Corporation, including the investment of funds of the Corporation, and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. In the absence or disability of the Treasurer, any Assistant Treasurer shall have the same authority as the Treasurer.

SECTION 9. OTHER OFFICERS.

The powers and duties of each other officer who may from time to time be chosen by the Board of Directors or the Chief Executive Officer shall be as specified by, or pursuant to authority delegated by, the Board of Directors, or by the Chief Executive Officer, as the case may be, at the time of the appointment of such other officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

SECTION 10. TERM; REMOVAL; RESIGNATION; AND COMPENSATION.

Officers shall be elected or appointed by the Board of Directors or the Chief Executive Officer from time to time to serve at the pleasure of the Board of Directors or the Chief Executive Officer, as the case may be. Each officer shall hold office until his or her successor is selected and qualified, or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors or the Chief Executive Officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. The compensation of all officers shall be fixed from time to time by, or pursuant to authority delegated by, the Board of Directors, or by the Chief Executive Officer, as the case may be. Officers may, but need not, be directors of the Corporation.

ARTICLE V

INDEMNIFICATION

SECTION 1. DEFINITIONS.

For purposes of this Article V:

(a)           “Indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(b)          “Indemnified representative” means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(c)           “Liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and

(d)          “Proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

SECTION 2. INDEMNIFICATION RIGHT.

The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity if the indemnified representative acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe his or her conduct  was not unlawful, except:

(a)           where such indemnification is expressly prohibited by applicable law; or

(b)          where the conduct of the indemnified representative has been finally determined:

(i)           to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. § 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

(ii)          to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled.

SECTION 3. DETERMINATION OF INDEMNIFICATION.

Any indemnification under this Article V shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein. The determination shall be made:

(a)           by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

(b)          if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(c)           by the shareholders.

If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe his conduct was unlawful.

SECTION 4. PAYMENT OF INDEMNIFICATION.

An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation. If a written request is not paid in full by the Corporation within 30 days after such claim has been received by the Corporation, the indemnified representative may at any time thereafter initiate an action (an “Indemnitee Action”) to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnified representative shall also be entitled to be paid the expenses of prosecuting such Indemnitee Action.

SECTION 5. PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVE.

The Corporation shall not indemnify under this Article V an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to Section 4 of this Article V.

SECTION 6. MANDATORY INDEMNIFICATION.

To the extent that an indemnified representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in 15 Pa. C.S. §1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

SECTION 7. ADVANCING EXPENSES.

The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 2 of this Article V upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article V. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

SECTION 8. INSURANCE AND OTHER SECURITY.

To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

SECTION 9. RELIANCE; NONEXCLUSIVE.

Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article V. The rights of indemnification and advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 10. CONTINUATION OF INDEMNITY.

For purposes of this Article V, references to “the Corporation” shall include all constituent corporations absorbed in a consolidation, merger or division as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

ARTICLE VI

SHARES OF CAPITAL STOCK

SECTION 1. ISSUANCE OF STOCK.

Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

SECTION 2. STOCK CERTIFICATES.

Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the Chief Executive Officer or the Chairman of the Board and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 3. TRANSFER OF STOCK.

Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

SECTION 4. LOST, DESTROYED OR MUTILATED CERTIFICATES.

The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

SECTION 5. REGULATIONS.

The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Second Amended and Restated Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

SECTION 6. HOLDERS OF RECORD.

The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania.

SECTION 7. RESTRICTION ON TRANSFER.

A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed either by these Second Amended and Restated Bylaws or by an agreement among any number of shareholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

SECTION 8. SHARE REGISTER.

The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. OFFICES.

(a)           Registered Office. The registered office of the Corporation shall be at CT Corporation System, 3 Gateway Center, Pittsburgh, PA  15222, until otherwise established by an amendment to the Articles of Incorporation or a statement of change of registered office, in either case approved by the Board of Directors of the Corporation and filed with the Department of State in the manner provided by law.

(b)          Additional Offices. The Corporation may also have offices at such other places, both within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

SECTION 2. CORPORATE SEAL.

The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

SECTION 3. FISCAL YEAR.

The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

SECTION 4. DIVIDENDS.

Subject to applicable law and the provisions of the Articles of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock. The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the shareholders of the Corporation.

SECTION 5. RESERVES.

The Board of Directors, in its sole discretion, may fix a sum which may be set aside as a fund or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or reserve.

SECTION 6. CONTRACTS.

Except as otherwise provided in the Pennsylvania Business Corporation Law in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contact or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or any Vice Presidential Officer and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation, without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his or her actual authority.

SECTION 7. EFFECT OF BYLAWS.

No provision in these Second Amended and Restated Bylaws shall vest any property right in any shareholder.

ARTICLE VIII

AMENDMENTS

These Second Amended and Restated Bylaws may be amended or repealed, or new Bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors. Any change in these Second Amended and Restated Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.